Filed Pursuant to Rule 424(b)(3)
Registration No. 333-210044

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, dated June 16, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 9, 2016)

5,000,000 Shares

SemGroup Corporation

Class A Common Stock

We are selling 5,000,000 shares of our Class A common stock. Our shares of Class A common stock are listed on the New York Stock Exchange, or the NYSE, under the symbol “SEMG.” On June 15, 2016, the last reported sale price of the shares as reported on the NYSE was $30.34 per share.

Investing in our Class  A common stock involves risks. You should carefully consider each of the factors described under “Risk Factors” beginning on page S-6 of this prospectus supplement and the other risk factors incorporated by reference into this prospectus supplement and accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	We refer you to “Underwriting” beginning on page S-12 of this prospectus supplement for additional information regarding underwriter compensation.

The underwriter may also purchase up to an additional 750,000 shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays expects to deliver the shares of our class A common stock on or about                 , 2016.

Barclays

Prospectus Supplement dated                 , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus gives more general information about the securities we may offer from time to time, some of which may not apply to this offering of Class A common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before you invest. These documents contain information that you should consider before making your investment decision.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Please read “Incorporation of Certain Documents by Reference” on page S-21 of this prospectus supplement.

We have not, and the underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any additional information that others may provide to you. This prospectus supplement and accompanying prospectus are not an offer to sell or a solicitation of an offer to buy our Class A common stock in any jurisdiction where such offer or sale would be unlawful. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations, expectations and prospects may have changed since such dates.

S-ii

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding the benefits of the proposed transaction involving us and our subsidiary Rose Rock Midstream, L.P. (“Rose Rock”), the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue,” “could” or “benefits of merger” or the negative of these terms or variations of them or similar terms. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:

•

Risks related to the consummation of the proposed transaction involving us and our subsidiary, Rose Rock, the timing thereof, the approvals required to consummate the transaction, the transaction and transaction-related costs and failure to realize the anticipated benefits resulting from the transaction, if consummated;

•	Our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our liquidity needs;

•	The ability of our subsidiaries to generate sufficient cash flow from operations to provide the level of cash distributions we expect;

•	Any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store;

•	The effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us;

•	Our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity;

•	The loss of, or a material nonpayment or nonperformance by, any of our key customers;

•	The amount of cash distributions, capital requirements and performance of our investments and joint ventures;

•	The amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Our ability to obtain new sources of supply of petroleum products;

•	Competition from other midstream energy companies;

•

Our ability to comply with the covenants contained in our credit agreements and the indentures governing our senior notes, including requirements under our credit agreements to maintain certain financial ratios;

S-iii

•	Our ability to renew or replace expiring storage, transportation and related contracts;

•	The overall forward markets for crude oil, natural gas and natural gas liquids;

•	The possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases;

•	Changes in currency exchange rates;

•	Weather and other natural phenomena, including climate conditions;

•	A cyber attack involving our information systems and related infrastructure, or that of our business associates;

•

The risks and uncertainties of doing business outside of the United States of America (the “U.S.”), including political and economic instability and changes in local governmental laws, regulations and policies;

•	Costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment;

•	The possibility that our hedging activities may result in losses or may have a negative impact on our financial results;

•	General economic, market and business conditions; and

•

The occurrence of the risk factors listed elsewhere, including, but not limited to, those risks disclosed in “Risk Factors—Risks Related to our Pending Transaction with Rose Rock,” or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iv

SUMMARY

This summary highlights certain information concerning our company and this offering. It does not contain all of the information you should consider before making an investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes, and should consider, among other things, the matters set forth in “Risk Factors” before making an investment decision.

Unless the context requires or is otherwise noted, all references in this prospectus supplement and accompanying prospectus to “SemGroup,” the “Company,” “we,” “us” and “our” refer to SemGroup Corporation, a Delaware corporation, and its consolidated subsidiaries and predecessors.

Our Company

Overview

We are a growth-oriented provider of gathering, transportation, storage, distribution, marketing and other midstream services primarily to producers, refiners of petroleum products and other market participants located in the Midwest and Rocky Mountain regions of the U.S. and Canada. We, or our significant equity method investees, have an asset base consisting of pipelines, gathering systems, storage facilities, terminals, processing plants and other distribution assets located in North American production and supply areas, including the Gulf Coast, Midwest, Rocky Mountain and Western Canadian regions. We also maintain and operate storage, terminal and marine facilities at Milford Haven in the United Kingdom (the “U.K.”) that enable customers to supply petroleum products to markets in the Atlantic Basin. We also operate a network of liquid asphalt cement terminals throughout Mexico. Our operations are conducted directly and indirectly through our primary business segments – Crude Transportation, Crude Facilities, Crude Supply and Logistics, SemGas®, SemCAMS, SemLogistics, SemMexico and SemStream®.

Assets and Operations

We believe that the variety of our assets enables us to offer a broad portfolio of midstream services and helps mitigate seasonal fluctuations that may affect less diverse businesses. At March 31, 2016, our primary business segments owned the following:

•	Crude Transportation operates crude oil pipelines and truck transportation businesses in the U.S. Crude Transportation’s assets include:

¡

a 400-mile crude oil gathering and transportation pipeline system with over 630,000 barrels of associated storage capacity in Kansas and northern Oklahoma that is connected to several third-party pipelines and refineries;

¡

the Wattenberg Oil Trunkline (“WOT”), a 75-mile, 12-inch diameter crude oil gathering pipeline system that transports crude oil from production facilities in the DJ Basin to the pipeline owned by White Cliffs Pipeline, L.L.C. (“White Cliffs”); the WOT has a capacity of approximately 85,000 barrels per day as well as 360,000 barrels of operational storage;

¡	a 16-mile crude oil pipeline that connects our Platteville, Colorado crude oil terminal to the Tampa, Colorado crude oil market;

¡	a crude oil trucking fleet of over 270 transport trucks and 270 trailers;

¡	Maurepas Pipeline, a project underway to build three pipelines to service refineries in the Gulf Coast region, which is expected to be completed in the fourth quarter of 2016;

¡

a 51% ownership interest in White Cliffs, which owns a 527-mile pipeline, consisting of two 12-inch common carrier, crude oil pipelines, that transports crude oil from Platteville, Colorado to Cushing, Oklahoma (the “White Cliffs Pipeline”); and

¡	a 50% ownership interest in Glass Mountain Pipeline, LLC, which owns a 215-mile crude oil pipeline in western and north central Oklahoma.

•	Crude Facilities operates crude oil storage and terminal businesses in the U.S. Crude Facilities assets include:

¡

approximately 7.6 million barrels of crude oil storage capacity in Cushing, Oklahoma, of which 6.25 million barrels are leased to customers and 1.35 million barrels are used for crude oil operations and marketing activities; and

¡	a 30-lane crude oil truck unloading facility with 350,000 barrels of associated storage capacity in Platteville, Colorado that connects to the origination point of the White Cliffs Pipeline.

•

Crude Supply and Logistics operates a crude oil marketing business that utilizes our Crude Transportation and Crude Facilities assets for marketing purposes. Additionally, Crude Supply and Logistics’ assets include:

¡	approximately 61,800 barrels of crude oil storage capacity in Trenton and Stanley, North Dakota.

•	SemGas provides natural gas gathering and processing services in the U.S. and owns and operates gathering systems and four processing plants with 595 million cubic feet per day of capacity.

•

SemCAMS provides natural gas gathering and processing services in Alberta, Canada and owns working interests in, and operates, four natural gas processing plants with a combined operating capacity of 695 million cubic feet per day.

•	SemLogistics provides refined product and crude oil storage services in the U.K. and owns a facility in Wales that has multi-product storage capacity of approximately 8.7 million barrels.

•

SemMexico purchases, produces, stores, and distributes liquid asphalt cement products in Mexico and operates an in-country network of twelve asphalt cement terminals and modification facilities and two marine terminals. We are currently evaluating a possible sale of this business.

•

SemStream owned 4,652,568 common units representing limited partner interests in NGL Energy Partners LP (“NGL Energy”) (NYSE: NGL) and an 11.78% interest in the general partner of NGL Energy. On April 27, 2016, we sold all of our NGL Energy limited partner units.

Pending Transaction with our Subsidiary Rose Rock

On May 30, 2016, we entered into a merger agreement with Rose Rock, pursuant to which we will acquire all of the outstanding common units of Rose Rock not already owned by us in an all stock-for-unit transaction at a ratio of 0.8136 SemGroup shares of Class A common stock per Rose Rock common unit. We expect to issue approximately 13.1 million shares of Class A common stock in connection with the closing of the merger based on the number of common units of Rose Rock not owned by us that were outstanding as of March 31, 2016. In addition, if the merger is consummated, we expect to become a guarantor of, or otherwise assume, an aggregate of $750 million of outstanding 5.625% senior unsecured notes of Rose Rock. We manage and operate Rose Rock through our ownership of Rose Rock’s general partner, and our consolidated financial statements include the accounts of Rose Rock.

Completion of the merger is subject to the approval by our stockholders and the common unitholders of Rose Rock. We own approximately 56.2% of the Rose Rock common units, which is sufficient to approve the transaction on behalf of the holders of Rose Rock common units. Completion of the merger is also conditioned upon, among other things, (i) the effectiveness of a registration statement on Form S-4 with respect to the issuance by SemGroup of its shares of Class A common stock as the merger consideration and (ii) the approval of the listing on the New York Stock Exchange, subject to official notice of issuance, of such shares. Further, the consummation of the merger requires a waiver or amendment of certain provisions of our credit agreement and Rose Rock’s credit agreement, and we expect to amend and consolidate the credit agreements in connection with the closing of the merger.

Pursuant to the terms of the merger agreement, we have agreed (i) to cause a SemGroup stockholder meeting to be held to approve the issuance by us of the shares of Class A common stock as the merger consideration and (ii) to recommend to our stockholders the approval of the issuance of such shares. However, our Board of Directors may, subject to certain conditions, change its recommendation in favor of approval of the issuance of such common shares if it determines in good faith that failure to take such action would be reasonably likely to be inconsistent with its duties under applicable law or in connection with the receipt of a superior proposal; provided, however, that our Board of Directors must cause the stockholder meeting to be held to approve the issuance of the shares unless our Board has changed its recommendation in favor of such issuance in connection with a superior proposal.

The merger agreement contains provisions granting both us and Rose Rock the right to terminate the merger agreement for certain reasons, including, among others, if:

•	the merger is not completed on or before December 31, 2016;

•

any governmental authority has issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) enjoining or prohibiting consummation of the merger; or

•

under certain conditions, there has been a material breach of any of the representations, warranties, covenants or agreements set forth in the merger agreement by a party to the merger agreement that is not cured by December 31, 2016.

The merger agreement provides for certain termination rights for Rose Rock. The merger agreement provides that upon termination of the merger agreement (i) in connection with the failure of the stockholders of SemGroup to approve the issuance of the common shares as the merger consideration, SemGroup shall pay to Rose Rock any and all of Rose Rock’s out-of-pocket expenses in an amount up to $3.8 million and (ii) in connection with a change by our Board of its recommendation in favor of approval of the issuance of the common shares under certain circumstances, SemGroup shall pay to Rose Rock a termination fee in the amount of $15.5 million.

Upon completion of the merger transaction, all of the outstanding common units of Rose Rock will be owned by us. Subject to customary approvals and conditions, we expect the merger to close in the third quarter of 2016.

We expect that the merger will provide us with immediate and long-term benefits. For example, we expect that the merger will:

•	be immediately accretive to SemGroup stockholders;

•	simplify our corporate capital structure and improve our cost of capital and our capital market access;

•	be viewed ratings positive by the ratings agencies; and

•	provide increased financial flexibility for execution of our strategic growth plan.

There can be no assurance that the pending merger with Rose Rock will be consummated. This offering is not conditioned on the consummation of the pending merger or any other transaction.

Corporate Information

Our principal executive offices are located at Two Warren Place, 6120 South Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, and our telephone number is (918) 524-8100. Our website is www.semgroupcorp.com. Except for the information in our filings with the SEC that is incorporated by reference into this prospectus supplement or the accompanying prospectus, the information on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	SemGroup Corporation

Class A common stock offered by us	5,000,000 shares

Class A common stock outstanding after this offering	49,188,475 shares (or 49,938,475 shares if the underwriter exercises its full option to purchase an additional 750,000 shares)

Underwriter’s option	We have granted the underwriter a 30-day option to purchase up to 750,000 additional shares of our Class A common stock at the public offering price, less the underwriting discount.

Use of proceeds	We expect to receive net proceeds from the sale of the Class A common stock of approximately $ million (approximately $ million if the underwriter’s option is exercised in full), after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including to pay down our revolving credit facility and for future capital expenditures. See “Use of Proceeds.” Affiliates of the underwriter are lenders under our revolving credit facility and accordingly will receive a portion of the proceeds of this offering. Please see “Underwriting—Relationships.”

New York Stock Exchange symbol	SEMG

Risk Factors	Investing in our Class A common stock involves risks. You should consider the factors described under “Risk Factors” beginning on page S-6 of this prospectus supplement and the other risk factors incorporated by reference into this prospectus supplement and accompanying prospectus.

The number of shares of our Class A common stock outstanding after this offering is based on approximately 44,188,475 shares outstanding as of May 31, 2016 and excludes:

•	469,506 shares issuable upon vesting of outstanding restricted stock units or performance share units (assuming target-level performance is achieved) at May 31, 2016; and

•	1,466,650 shares of our Class A common stock available for future grant under the SemGroup Corporation Equity Incentive Plan as of May 31, 2016.

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase up to 750,000 additional shares of our Class A common stock.

RISK FACTORS

An investment in our Class A common stock involves risk. You should carefully read and consider the risks described below as well as the risk factors included in Item 1A. “Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2015, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks were to occur, our business, results of operations and financial condition could be materially adversely affected. As a result, the trading price of our Class A common stock may decline, and you might lose part or all of your investment.

Risks Related to our Pending Transaction with Rose Rock

Our pending transaction with Rose Rock may not close when expected, or at all.

The consummation of our merger with Rose Rock is subject to the approval of the issuance of shares of our Class A common stock pursuant to the merger agreement by our stockholders and the satisfaction of other customary closing conditions. If these conditions to closing are not satisfied or waived, if waivable, the merger with Rose Rock will not be consummated. Further, the consummation of the merger requires a waiver or amendment of certain provisions of our credit agreement and Rose Rock’s credit agreement. Although we expect to amend and consolidate the credit agreements to permit the merger, if the lenders do not consent and we cannot refinance the credit agreements, then we will not be able to consummate the merger. Additionally, there is no assurance that we will complete the merger in the time frame that we anticipate or under the terms set forth in the merger agreement, or at all. The closing of this offering is not conditioned on, and will be consummated before, the closing of the pending merger. Accordingly, if you choose to purchase our shares of Class A common stock, you should be willing to do so whether or not we complete the Rose Rock merger.

If our pending transaction with Rose Rock is consummated, we may not realize the benefits we expect.

We entered into the merger agreement with Rose Rock because we believe that the merger will be, among other things, immediately accretive to SemGroup stockholders, simplify our corporate capital structure and improve our cost of capital and our capital market access and provide increased financial flexibility for execution of our strategic growth plan. However, our assessments and expectations regarding these anticipated benefits of the merger may prove to be incorrect. Accordingly, there can be no assurance we will realize the anticipated benefits of our merger with Rose Rock.

Risks Related To Our Class A Common Stock

The market price of our Class A common stock may experience significant price and volume fluctuations.

The market price of our Class A common stock may change significantly in response to various factors and events beyond our control, including the following:

•	the risk factors described and incorporated by reference in this prospectus supplement;

•	our operating and financial results differing from that expected by securities analysts and investors;

•	changes in securities analysts’ estimates of our future financial performance and the future financial performance of our competitors;

•	the financial performance and stock performance of our competitors or companies in our industry generally;

•	changes in accounting standards, policies, interpretations or principles;

•	changes in laws or regulations which adversely affect our industry or us;

•	general conditions in our customers’ industries; and

•	general economic conditions and conditions in the securities markets.

Volatility of our Class A common stock may make it difficult for you to resell shares of our Class A common stock when you desire or at attractive prices.

Holders of our Class A common stock may not receive dividends in the amount identified in guidance or any dividends.

We may not have sufficient cash each quarter to pay dividends or maintain current or expected levels of dividends. The actual amount of cash we pay out in dividends may fluctuate from quarter to quarter and will depend on various factors, some of which are beyond our control, including:

•	the amount of cash that our subsidiaries distribute to us;

•	the amount of cash we generate from our operations, our working capital needs, our level of capital expenditures and our ability to borrow;

•	the restrictions contained in our indentures and credit agreements and our debt service requirements; and

•	the cost of acquisitions, if any.

A failure either to pay dividends or to pay dividends at expected levels could result in a loss of investor confidence, reputational damage and a decrease in the market price of our Class A common stock.

Future sales or issuances of shares of our Class A common stock may adversely affect our stock price.

The future sale or issuance of a substantial number of shares of our Class A common stock in the public market or otherwise, or the perception that such sales or issuances could occur, may depress the market price of our Class A common stock. Sales or issuances of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales or issuances, or the possibility that these sales or issuances may occur, may also impair our ability to raise capital through the sale of additional equity securities.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our Class A common stock in this offering will be approximately $         million (approximately $         million if the underwriter’s option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use all of the net proceeds from this offering for working capital and general corporate purposes, including to pay down our revolving credit facility and for future capital expenditures. The aggregate principal amount of borrowings outstanding under our revolving credit facility at March 31, 2016 was $70.0 million. Outstanding borrowings under our revolving credit facility were used primarily to fund construction costs related to our Maurepas pipeline project. The weighted average interest rate on the revolving credit facility was 3.69% as of March 31, 2016. The revolving credit facility matures on December 11, 2018.

While we have identified the expected uses for the net proceeds of this offering, we have not fully determined the specific amounts we plan to spend on the particular uses noted above or the timing of these expenses. As a result, our management will have broad discretion in utilizing the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Affiliates of Barclays Capital Inc. are lenders under our revolving credit facility and accordingly will receive a portion of the proceeds of this offering through any repayment of indebtedness under the facility. See “Underwriting—Relationships.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016:

•	on a historical basis; and

•

on an adjusted basis giving effect to the completion of this offering and the application of the estimated net proceeds from this offering in the manner described under “Use of Proceeds,” as if the transaction had occurred on March 31, 2016, and assuming no exercise of the underwriter’s option to purchase additional shares.

The following table is unaudited and should be read in conjunction with, and is qualified in its entirety by reference to, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of and our unaudited consolidated interim financial statements and the related notes thereto in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, which is incorporated by reference into this prospectus supplement.

	As of March 31, 2016
	Actual	As Adjusted
(in thousands, except share data)

Cash and cash equivalents	$72,489	$

Debt:
SemGroup revolving credit facility(1)	70,000
Rose Rock revolving credit facility	24,000		24,000
SemGroup 7.5% senior unsecured notes due 2021, net	295,667		295,667
Rose Rock 5.625% senior unsecured notes due 2022, net	393,291		393,291
Rose Rock 5.625% senior unsecured notes due 2023, net	339,585		339,585
SemMexico credit facility	—		—
Capital lease obligations	72		72

Total debt	1,122,615
Stockholders’ equity:
Common stock, 100,000,000 shares authorized; 45,103,571 shares issued, actual; 50,103,571 shares issued, as adjusted(2)	441
Additional paid-in capital	1,200,744
Treasury stock, at cost, 971,689 shares issued, actual and as adjusted	(6,400)		(6,400)
Accumulated deficit	(53,280)		(53,280)
Accumulated other comprehensive loss	(62,671)		(62,671)

Total SemGroup stockholders’ equity	1,078,834

Noncontrolling interests in consolidated subsidiaries	79,534

Total owners’ equity	1,158,368

Total capitalization	$2,280,983	$

(1)	As of June 14, 2016, we had approximately $53.0 million of indebtedness outstanding under our revolving credit facility.
(2)	Authorized common stock consists of 90,000,000 shares of Class A common stock and 10,000,000 shares of Class B Common Stock. As of March 31, 2016, no shares of our Class B Common Stock were issued and outstanding, and no shares of Class B common stock are being sold in this offering. All issued and outstanding shares of common stock, actual and as adjusted, refer to shares of our Class A common stock.

PRICE RANGE OF COMMON STOCK

Our Class A common stock trades on the New York Stock Exchange under the symbol “SEMG.” The following table presents, for the periods indicated, the high and low sales prices of our Class A common stock as reported on the New York Stock Exchange.

	High	Low
Year ended December 31, 2014
First quarter	$68.50	$59.90
Second quarter	79.77	62.90
Third quarter	88.99	75.72
Fourth quarter	84.31	59.30
Year ended December 31, 2015
First quarter	$81.60	$56.83
Second quarter	86.99	75.66
Third quarter	80.92	41.44
Fourth quarter	55.54	22.56
Year ended December 31, 2016
First quarter	$28.89	$13.98
Second quarter (through June 15, 2016)	35.84	20.06

On June 15, 2016, the last sale price reported on the New York Stock Exchange for our Class A common stock was $30.34 per share.

At May 31, 2016, there were approximately 2,917 holders of record of our Class A common stock.

DIVIDEND POLICY

In January 2013, we announced our intention to pay a quarterly cash dividend to common stockholders beginning in the second quarter of 2013. We had not paid any cash dividends on our Class A common stock prior to the second quarter of 2013. We intend to pay our dividends from our “cash available for dividends,” which is based on adjusted EBITDA, adjusted to exclude the earnings of our subsidiary, Rose Rock, cash income taxes, cash interest expense, maintenance capital expenditures and any cash reserves established by our management and to include cash distributions received from Rose Rock. Cash reserves are established by our management to provide for the proper conduct of our business, including reserves for future capital expenditures and for anticipated future credit needs.

Our credit agreement allows payments or distributions as long as we (i) are in compliance on a pro forma basis with our financial covenants and (ii) demonstrate a minimum liquidity of $50 million.

The following table sets forth the dividends paid per share of Class A common stock in the quarter indicated.

Year Ended December 31, 2014
First quarter	$0.22
Second quarter	$0.24
Third quarter	$0.27
Fourth quarter	$0.30
Year Ended December 31, 2015
First quarter	$0.34
Second quarter	$0.38
Third quarter	$0.42
Fourth quarter	$0.45
Year Ended December 31, 2016
First quarter	$0.45
Second quarter	$0.45

UNDERWRITING

Barclays Capital Inc. is acting as sole underwriter of this offering. Under the terms of an underwriting agreement, which we will file as an exhibit to our current report on Form 8-K and incorporate by reference in this prospectus supplement and the accompanying prospectus, the underwriter has agreed to purchase from us 5,000,000 shares at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

The underwriting agreement provides that the underwriter’s obligation to purchase the shares depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the obligation to purchase all of the shares offered hereby (other than those shares covered by its option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us to the underwriter are true;

•	there is no material adverse change in our business or in the financial markets; and

•	our delivery of customary closing documents to the underwriter.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriter pays to us for the shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

The underwriter has advised us that it proposes to offer the shares directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriter, at such offering price less a selling concession not in excess of $ per share. Sales of shares made outside of the United States may be made by affiliates of the underwriter.

The expenses of the offering that are payable by us are estimated to be approximately $0.4 million (excluding underwriting discounts and commissions).

Option to Purchase Additional Shares

We have granted the underwriter an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 750,000 shares at the public offering price less underwriting discounts and commissions. This option may be exercised if the underwriter sells more than 5,000,000 shares in connection with this offering.

Lock-Up Agreements

We and our directors and executive officers have agreed that, for a period of 60 days after the date of this prospectus supplement, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc., (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares (including, without limitation, shares that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares, other than certain permitted transfers and issuances and grants of options, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the shares, (3) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible, exercisable or exchangeable into shares or any of our other securities, or (4) publicly disclose the intention to do any of the foregoing.

These restrictions do not apply to, among other things:

•	the sale of shares to the underwriter pursuant to the underwriting agreement;

•

the issuance by us of additional awards or shares under currently outstanding employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date of this prospectus;

•	the issuance of options, warrants or rights outstanding on the date of this prospectus;

•	the filing of one or more registration statements on Form S-8 relating to any employee benefit plan in effect on the date of this prospectus;

•	the filing of a registration statement on Form S-4 relating to the merger with Rose Rock; or

•	certain other exceptions.

Barclays Capital Inc., in its sole discretion, may release the shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release shares and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, in accordance with Regulation M under the Securities Exchange Act of 1934:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that it may purchase by exercising its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in its option to purchase additional shares. The underwriter may close out any short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of Class A common stock or preventing or retarding a decline in the market price of the shares. As a result, the price of the shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the shares. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders.

Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Stamp Taxes

If you purchase shares offered in this prospectus supplement and the accompanying prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement and the accompanying prospectus.

Relationships

The underwriter and certain of its affiliates have performed, and may in the future perform, commercial, investment banking, advisory and other services for us and our affiliates, including Rose Rock, in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these services.

In addition, in the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments and those of Rose Rock.

Barclays Capital Inc. or its affiliates are lenders under our revolving credit facility and accordingly will receive a portion of the proceeds of this offering through any repayment of indebtedness under the facility.

Selling Restrictions

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each member state of the European Economic Area, no offer of shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of shares is made or who receives any communication in respect of any offer of ordinary shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

The Netherlands

The shares may not be offered or sold in the Netherlands other than to persons or entities which are qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Chile

The shares are not registered in the Securities Registry (Registro de Valores) or subject to the control of the Chilean Securities and Exchange Commission (Superintendencia de Valores y Seguros de Chile). This prospectus supplement and other offering materials relating to the offer of the shares do not constitute a public offer of, or an invitation to subscribe for or purchase, the shares in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus supplement and certain other legal matters will be passed on for us by Conner & Winters, LLP, Tulsa, Oklahoma. The underwriter has been represented by Baker Botts L.L.P., Houston, Texas. As of the date of this prospectus, attorneys at Conner & Winters, LLP owned 45,942 shares of our Class A common stock and 8,941 common units of Rose Rock. Rose Rock’s common units trade on the New York Stock Exchange under the symbol “RRMS.” We own the 2% general partner interest and an approximate 56.2% limited partner interest in Rose Rock.

EXPERTS

The consolidated financial statements of SemGroup Corporation as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of White Cliffs Pipeline, L.L.C. as of December 31, 2015, and 2014 and for each of the three years in the period ended December 31, 2015 incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of NGL Energy Partners LP and subsidiaries as of March 31, 2016 and 2015 and for each of the three years in the period ended March 31, 2016, included in the Annual Report of SemGroup Corporation on Form 10-K/A for the year ended December 31, 2015, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus supplement. Statements contained in this prospectus supplement concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address www.sec.gov.

In connection with the proposed merger transaction between us and Rose Rock, we will file a registration statement on Form S-4 with the SEC that will include a joint solicitation statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT SOLICITATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SEMGROUP, ROSE ROCK AND THE PROPOSED TRANSACTION. You will be able to obtain the joint solicitation statement/prospectus (when it becomes available) and the other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, you may obtain free copies of the joint solicitation statement/prospectus (when it becomes available) and the other documents filed by us and Rose Rock with the SEC by requesting them in writing from SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-8100, or from Rose Rock Midstream, L.P., Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-7700.

We and Rose Rock and our respective directors and executive officers may be deemed under the rules of the SEC to be participants (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about our directors and executive officers and their ownership of our common stock is set forth in our proxy statement on Schedule 14A filed on April 13, 2016 with the SEC. Information about the directors and executive officers and their ownership of common units of Rose Rock is set forth in Rose Rock’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016 with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the joint solicitation statement/prospectus and other materials when they are filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we previously filed with the SEC (File No. 001-34736) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information included in such filings that is deemed furnished rather than filed under applicable SEC rules) until all of the shares of Class A common stock are sold:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016, as amended by Amendment No. 1 thereto, filed on May 31, 2016;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 6, 2016;

•	Our Current Reports on Form 8-K filed on February 10, 2016, February 29, 2016, May 19, 2016, May 31, 2016 and June 16, 2016; and

•

The description of our common stock contained in Amendment No. 4 to the Registration Statement on Form 10 filed on October 29, 2010, including any subsequent amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus supplement or accompanying prospectus. We will provide to each person, including any beneficial owner to whom this prospectus supplement and accompanying prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus supplement and accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus. You can access these documents on our website at www.semgroupcorp.com, or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Attention: Investor Relations

(918) 524-8100

Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.

SEMGROUP CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Class A Common Stock

Warrants

Purchase Contracts

Units

By this prospectus, we may offer and sell from time to time: senior debt securities, subordinated debt securities, Class A common stock, warrants, purchase contracts or units.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide you with one or more supplements to this prospectus that will contain additional information about the specific offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements to this prospectus carefully before you invest in the securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “SEMG.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution.

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 9, 2016.

You should rely only on the information contained in or specifically incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus and any prospectus supplement may only be used where it is legal to sell these securities. The information in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement may only be accurate on the date of those documents.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “SemGroup,” the “Company,” “we,” “us,” “our,” or similar terms refer to SemGroup® Corporation, its consolidated subsidiaries and its predecessors.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to the registration statement and the documents incorporated by reference in the registration statement contain the full text of the contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities that we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with only a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

SEMGROUP CORPORATION

Our Business

We provide gathering, transportation, storage, distribution, marketing and other midstream services primarily to producers, refiners of petroleum products and other market participants located in the Midwest and Rocky Mountain regions of the United States of America (the “U.S.”) and Canada. We, or our significant equity method investees, have an asset base consisting of pipelines, gathering systems, storage facilities, terminals, processing plants and other distribution assets located in North American production and supply areas, including the Gulf Coast, Midwest, Rocky Mountain and Western Canadian regions. We also maintain and operate storage, terminal and marine facilities at Milford Haven in the United Kingdom that enable customers to supply petroleum products to markets in the Atlantic Basin. We also operate a network of liquid asphalt cement terminals throughout Mexico. Our operations are conducted directly and indirectly through our primary operating segments.

Our Executive Offices

We are incorporated in Delaware and our executive offices are located at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa Oklahoma 74136-4216, and our telephone number is (918) 524-8100. Information contained on our website http://www.semgroupcorp.com, is not, and you must not consider such information to be, a part of this prospectus.

CAUTIONARY NOTICE REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference herein or therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included or incorporated by reference in this prospectus and any accompanying prospectus supplement regarding the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks, and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that could cause actual results to differ from those contemplated by our forward-looking statements include, but are not limited to, the following:

•	Our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs;

•	The ability of our subsidiary, Rose Rock Midstream, L.P., to generate sufficient cash flow from operations to provide the level of cash distributions we expect;

•	Any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process and store;

•	The effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us;

•	Our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations;

•	The loss of, or a material nonpayment or nonperformance by, any of our key customers;

•	The amount of cash distributions, capital requirements and performance of our investments and joint ventures;

•	The amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Our ability to obtain new sources of supply of petroleum products;

•	Competition from other midstream energy companies;

•	Our ability to comply with the covenants contained in our credit agreements and the indentures governing our senior notes, including requirements under our credit agreements to maintain certain financial ratios;

•	Our ability to renew or replace expiring storage, transportation and related contracts;

•	The overall forward markets for crude oil, natural gas and natural gas liquids;

•	The possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases;

•	Changes in currency exchange rates;

•	Weather and other natural phenomena, including climate conditions;

•	A cyber attack involving our information systems and related infrastructure, or that of our business associates;

•	The risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies;

•	Costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment;

•	The possibility that our hedging activities may result in losses or may have a negative impact on our financial results;

•	General economic, market and business conditions; and

•	The occurrence of the risk factors listed elsewhere or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Consequently, all of the forward-looking statements made or incorporated by reference in this prospectus and any accompanying prospectus supplement are qualified by these cautionary statements and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the consequences for, or effects on, our business or operations that we anticipate today. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

RATIO OF EARNINGS TO FIXED CHARGES

The table below shows our ratio of earnings to fixed charges for the periods indicated. For purposes of this computation, “earnings” include pre-tax income from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees (including gain on issuance of common units by equity method investee), fixed charges, amortization of capitalized interest, distributed income of equity investees and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, preference security dividend requirements of consolidated subsidiaries and the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” include interest (whether expensed or capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries. No shares of preferred stock were outstanding during the periods indicated. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for each such period in the table below.

	Years Ended December 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	2.4x	2.9x	2.5x	4.6x	1.4x

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for working capital and general corporate purposes, which may include:

•	repayment or refinancing of outstanding debt;

•	capital expenditures;

•	acquisitions;

•	investments; and

•	other business opportunities.

DESCRIPTION OF SENIOR DEBT SECURITIES

General

The following description applies to the senior debt securities offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be direct, unsecured obligations of SemGroup and will rank on a parity with all of our outstanding unsecured senior indebtedness. The senior debt securities may be issued in one or more series. The senior debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the senior debt securities to which any prospectus supplement may relate. The particular terms of any senior debt security and the extent, if any, to which these general provisions may apply to the senior debt securities will be described in the prospectus supplement relating to the senior debt securities.

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under it. Rather, the indenture provides that senior debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Senior debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Senior debt securities of a series may be issuable in registered form without coupons, which we refer to as “registered securities,” or in the form of one or more global securities in registered form, which we refer to as “global securities.”

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of senior debt securities for which this prospectus is being delivered:

•	the title of the senior debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the senior debt securities;

•	the priority of payment of the senior debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the senior debt securities will be issued;

•	the date or dates on which the principal of the senior debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the senior debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the senior debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the senior debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global senior debt security will be paid;

•	each office or agency where the senior debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the senior debt securities will be payable;

•	the date or dates, if any, after which the senior debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the senior debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the senior debt securities;

•	the currency, currencies or units based on or related to currencies for which the senior debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the senior debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the payment of any additional amounts with respect to the senior debt securities;

•	whether any of the senior debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	any additional covenants or events of default not currently included in the indenture relating to the senior debt securities; and

•	any other terms of the senior debt securities not inconsistent with the provisions of the indenture.

If any of the senior debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of senior debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of senior debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the U.S., including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will be issued only as registered securities. Senior debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other senior debt securities of the same series at the office of the security registrar specified in the indenture. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Senior Debt Securities

Senior debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of senior debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the senior debt security is registered at the close of business on the regular record date for the payment.

Consolidation, Merger or Sale of Assets

The indenture relating to the senior debt securities provides that we may, without the consent of the holders of any of the senior debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the senior debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the senior debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the senior debt securities do not contain provisions which would protect holders of the senior debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of senior debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the senior debt securities. However, no modification or alteration may be made without the consent of the holder of each senior debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the senior debt securities; or

•	reduce the percentage in principal amount of outstanding senior debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to senior debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding senior debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding senior debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the performance of any of our other covenants in the indenture with respect to the senior debt securities of that series and continuance of such default for 60 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of senior debt securities.

If an event of default with respect to any series of outstanding senior debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all senior debt securities of that series to be immediately due and payable. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may rescind and annul the declaration of acceleration and its consequences, but only if all events of default with respect to senior debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request to the trustee of holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the senior debt securities of that series. Prior to acceleration of maturity of the outstanding senior debt securities of any series, the holders of not less than a majority in aggregate principal amount of the senior debt securities may, on behalf of all of the holders of the senior debt securities, waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the senior debt securities of that series, a failure by us to convert any senior debt security into shares of our Class A common stock (to the extent such right is applicable) or in respect of a covenant or provision of the indenture which, pursuant to the indenture, cannot be waived without the consent of each holder of outstanding senior debt securities.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any senior debt securities, the whole amount then due and payable on the affected senior debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any senior debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the senior debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the senior debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all senior debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the senior debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of senior debt securities will be set forth in the prospectus supplement relating to that series of senior debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General

The following description applies to the subordinated debt securities offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be unsecured, subordinated obligations of SemGroup. The subordinated debt securities may be issued in one or more series. The subordinated debt securities will be issued under an indenture between us and the trustee specified in the applicable prospectus supplement.

The statements under this caption are brief summaries of the provisions contained in the indenture, do not claim to be complete and are qualified in their entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the indenture.

The following describes the general terms and provisions of the subordinated debt securities to which any prospectus supplement may relate. The particular terms of any subordinated debt security and the extent, if any, to which these general provisions may apply to the subordinated debt securities will be described in the prospectus supplement relating to the subordinated debt securities.

The indenture does not limit the aggregate principal amount of subordinated debt securities which may be issued under it. Rather, the indenture provides that subordinated debt securities of any series may be issued under it up to the aggregate principal amount which we may authorize from time to time. Subordinated debt securities may be denominated in any currency or currency unit we designate. The indenture does not limit or otherwise restrict the amount of other debt which we may incur or the other securities which we may issue.

Subordinated debt securities of a series may be issuable in the form of registered securities or global securities.

You must review the prospectus supplement for a description of the following terms, where applicable, of each series of subordinated debt securities for which this prospectus is being delivered:

•	the title of the subordinated debt securities;

•	the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the subordinated debt securities;

•	the priority of payment of the subordinated debt securities;

•	the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the subordinated debt securities will be issued;

•	the date or dates on which the principal of the subordinated debt securities will be payable;

•	the interest rate or rates, which may be fixed or variable, for the subordinated debt securities, if any, or the method of determining the same;

•	the date or dates from which interest, if any, on the subordinated debt securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

•	the extent to which any of the subordinated debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global subordinated debt security will be paid;

•	each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the place or places where the principal of and any premium and interest on the subordinated debt securities will be payable;

•	the date or dates, if any, after which the subordinated debt securities may be redeemed or purchased in whole or in part, (1) at our option or (2) mandatorily pursuant to any sinking, purchase or similar fund or (3) at the option of the holder, and the redemption or repayment price or prices;

•	the terms, if any, upon which the subordinated debt securities may be convertible into or exchanged for any other kind of our securities or indebtedness and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the authorized denomination or denominations for the subordinated debt securities;

•	the currency, currencies or units based on or related to currencies for which the subordinated debt securities may be purchased and the currency, currencies or currency units in which the principal of and any premium and interest on the subordinated debt securities may be payable;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the payment of any additional amounts with respect to the subordinated debt securities;

•	whether any of the subordinated debt securities will be issued with original issue discount;

•	information with respect to book-entry procedures, if any;

•	the terms of subordination;

•	any additional covenants or events of default not currently included in the indenture relating to the subordinated debt securities; and

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the indenture.

If any of the subordinated debt securities are sold for one or more foreign currencies or foreign currency units or if the principal of or any premium or interest on any series of subordinated debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of subordinated debt securities and those currencies or currency units will be described in the applicable prospectus supplement.

A judgment for money damages by courts in the U.S., including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

Subordinated debt securities may be issued as original issue discount securities, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the subordinated debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the subordinated debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those subordinated debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a subordinated debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a subordinated debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any subordinated debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will be issued only as registered securities. Subordinated debt securities issued as registered securities will not have interest coupons.

Registered securities (other than a global security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other subordinated debt securities of the same series at the office of the security registrar specified in the indenture. Transfer or exchange will be made without service charge, but we may require payment of any taxes or other governmental charges.

Book-Entry Subordinated Debt Securities

Subordinated debt securities of a series may be issued in whole or in part in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. The specific terms of the depositary arrangement for a series of subordinated debt securities will be described in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time. In addition, at our option, payment of any interest may be made by:

•	check mailed to the address of the person entitled to the payment at the address in the applicable security register; or

•	wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the subordinated debt security is registered at the close of business on the regular record date for the payment.

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to some of our other indebtedness (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

Consolidation, Merger or Sale of Assets

The indenture relating to the subordinated debt securities provides that we may, without the consent of the holders of any of the subordinated debt securities outstanding under the indenture, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor assumes our obligations on the subordinated debt securities and under the indenture; and

•	after giving effect to the consolidation, merger or transfer, no event of default (as defined in the indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create an event of default which would entitle holders of the subordinated debt securities, or the trustee acting on their behalf, to take any of the actions described below under “—Events of Default, Waivers, Etc.”

Leveraged and Other Transactions

The indenture and the subordinated debt securities do not contain provisions which would protect holders of the subordinated debt securities in the event we engaged in a highly leveraged or other transaction which could adversely affect the holders of subordinated debt securities.

Modification of the Indenture

The indenture provides that, with the consent of the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of each affected series, modifications and alterations of the indenture may be made which affect the rights of the holders of the subordinated debt securities. However, no modification or alteration may be made without the consent of the holder of each subordinated debt security affected which would, among other things,

•	modify the terms of payment of principal of or any premium or interest on the subordinated debt securities;

•	adversely modify the subordination terms of the subordinated debt securities; or

•	reduce the percentage in principal amount of outstanding subordinated debt securities required to modify or alter the indenture.

Events of Default, Waivers, Etc.

An “event of default” with respect to subordinated debt securities of any series is defined in the indenture to include:

(1)	default in the payment of principal of or any premium on any of the outstanding subordinated debt securities of that series when due;

(2)	default in the payment of interest on any of the outstanding subordinated debt securities of that series when due and continuance of such default for 30 days;

(3)	default in the performance of any of our other covenants in the indenture with respect to the subordinated debt securities of that series and continuance of such default for 60 days after written notice;

(4)	certain events of bankruptcy, insolvency or reorganization relating to us; and

(5)	any other event that may be specified in a prospectus supplement with respect to any series of subordinated debt securities.

If an event of default with respect to any series of outstanding subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal amount (or with respect to original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of all subordinated debt securities of that series to be immediately due and payable. At any time after such a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may rescind and annul the declaration of acceleration and its consequences, but only if all events of default with respect to subordinated debt securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

If an event of default occurs and is continuing, the trustee may, in its discretion, and at the written request to the trustee of holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture will, proceed to protect the rights of the holders of all the subordinated debt securities of that series. Prior to acceleration of maturity of the outstanding subordinated debt securities of any series, the holders of not less than a majority in aggregate principal amount of the subordinated debt securities may, on behalf of all of the holders of the subordinated debt securities, waive any past default under the indenture except a default in the payment of principal of or any premium or interest on the subordinated debt securities of that series, a failure by us on request to convert any subordinated debt security into shares of our Class A common stock (to the extent such right is applicable) or in respect of a covenant or provision of the indenture which, pursuant to the indenture, cannot be waived without the consent of each holder of outstanding subordinated debt securities.

The indenture provides that upon the occurrence of an event of default specified in clauses (1) or (2) of the first paragraph in this subsection, we will, upon demand of the trustee, pay to it, for the benefit of the holders of any subordinated debt securities, the whole amount then due and payable on the affected subordinated debt securities for principal, premium, if any, and interest, if any. The indenture further provides that if we fail to pay such amount upon demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts.

The indenture also provides that notwithstanding any of its other provisions, the holder of any subordinated debt security of any series will have the right to institute suit for the enforcement of any payment of principal of or any premium or interest on the subordinated debt securities when due and that such right will not be impaired without the consent of that holder.

We are required to file annually with the trustee a written statement of our officers as to the existence or non-existence of defaults under the indenture or the subordinated debt securities.

Satisfaction and Discharge

The indenture provides, among other things, that when all subordinated debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the subordinated debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of subordinated debt securities will be set forth in the prospectus supplement relating to that series of subordinated debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 100,000,000 shares of common stock, which consist of 90,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and 10,000,000 shares of

Class B Common Stock, par value $0.01 per share (the “Class B Common Stock,” together with the Class A Common Stock, the “Class A and Class B Common Stock”). We are registering Class A Common Stock hereunder. We are not registering Class B Common Stock hereunder.

Common Stock

As of March 4, 2016, 43,961,629 shares of our Class A Common Stock were issued and outstanding and no shares of our Class B Common Stock were issued and outstanding. All of the outstanding shares of our Class A Common Stock are fully paid and nonassessable.

The Class A Common Stock and the Class B Common Stock are identical in all respects, except that the Class B Common Stock is not eligible for trading on a national securities exchange or market system.

Voting Rights

Holders of shares of Class A and Class B Common Stock are entitled to one vote per share on each matter on which the holders of our common stock are entitled to vote, including the election of directors. Holders of Class A and Class B Common Stock vote together as a single class. Holders of Class A and Class B Common Stock do not have cumulative voting rights with respect to the election of directors, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend and Liquidation Rights

The holders of Class A and Class B Common Stock are entitled to receive ratably such dividends as may be declared by our Board of Directors from funds legally available. The terms of our current credit facility, however, restrict, to some extent, the payment of cash dividends on our common stock. In the event of a liquidation, dissolution, distribution of assets or other winding up of our company, the holders of the Class A and Class B Common Stock are entitled to share equally and ratably, share for share, in all assets remaining for distribution to stockholders.

Redemption and Preemptive Rights

Holders of Class A and Class B Common Stock have no redemption or preemptive rights.

Conversion Rights of Class B Common Stock

Each share of Class B Common Stock is convertible at any time at the option of the holder thereof into one share of Class A Common Stock. We will reserve and keep available out of our authorized but unissued Class A Common Stock at least the number of shares of Class A Common Stock that would become issuable upon the conversion of all shares of Class B Common Stock at any time outstanding.

Anti-Takeover Provisions

Provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and of our amended and restated certificate of incorporation and bylaws may delay, defer, make more difficult or prevent a change of control of our company.

Delaware Business Combination Statute

Section 203 of the DGCL, in general, prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the time the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock.

The restrictions of Section 203 of the DGCL do not apply to corporations that have elected, in the manner provided therein, to “opt out” of Section 203 of the DGCL or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not elected to “opt out” of Section 203 of the DGCL and, accordingly, we are subject to Section 203 of the DGCL. Our Board of Directors could rely on this provision of the DGCL to prevent or delay an acquisition of us.

Certificate of Incorporation and Bylaws

Issuance of Common Stock. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval, unless required by our amended and restated certificate of incorporation or bylaws, by the rules of the NYSE (on which our Class A Common Stock is listed), or by applicable law. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Advance Notice Procedures. Our bylaws provide that proposals and director nominations made by a stockholder to be voted upon at any annual meeting or special meeting of stockholders may be taken only if such proposal or director nomination is “properly brought” before such meeting. In order for any matter to be considered “properly brought” before an annual meeting or a special meeting, a stockholder must comply with certain requirements regarding advance notice to the company. The advance notice provisions could have the effect of delaying, until the next stockholders meeting, stockholder actions which are favored by the holders of a majority of our outstanding voting stock.

Special Meetings of Stockholders. Stockholders do not have the right to call special meetings of stockholders. Only the Chairman of our Board of Directors or our Chief Executive Officer, upon the request of a majority of the Board of Directors, may call a special meeting of stockholders. The only business that may be conducted at a special meeting of stockholders is the business properly brought before the meeting pursuant to our notice of meeting. This provision will make it more difficult for stockholders to take action opposed by the Board of Directors.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF WARRANTS

Offered Warrants

We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt or equity securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Debt Warrants

We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.

Equity Warrants

We may also issue, together with equity securities or separately, warrants to purchase, including warrant spreads, shares of our Class A Common Stock on terms to be determined at the time of sale.

General Terms of Warrants

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	the exercise price and procedures for exercise of the warrants;

•	the terms of any warrant spread and the market price of our common stock which will trigger our obligation to issue shares of our common stock in settlement of a warrant spread;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any other terms of the warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive, and holders of warrants should review the detailed description of the relevant warrant agreement included in any prospectus supplement.

Modifications Without Consent of Warrantholders

We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Enforceability of Rights of Warrantholders

The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

Registration and Transfer of Warrants

Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

New York Law to Govern

The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A Common Stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of Class A Common Stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities and/or Class A Common Stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

From time to time, we may sell the securities offered by this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	their offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds we may receive from the sale;

•	any underwriting discounts, fees, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions,

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the offered securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than our Class A Common Stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Conner & Winters, LLP, Tulsa, Oklahoma. Certain other legal matters will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma, and for the underwriters, dealers, or agents, if any, by their own legal counsel. As of the date of this prospectus, attorneys at Conner & Winters, LLP owned 45,942 shares of our common stock and 8,891 common units of Rose Rock Midstream, L.P. (“Rose Rock”). Rose Rock’s common units trade on the New York Stock Exchange under the symbol RRMS. We own the 2% general partner interest and a 55.1% limited partner interest in Rose Rock.

EXPERTS

The consolidated financial statements of SemGroup Corporation as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of White Cliffs Pipeline, L.L.C. as of December 31, 2015, and 2014 and for each of the three years in the period ended December 31, 2015 incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference.

The consolidated financial statements of NGL Energy Partners LP and subsidiaries as of March 31, 2015 and 2014 and for each of the three years in the period ended March 31, 2015, included in the Amended Annual Report of SemGroup Corporation on Form 10-K/A for the year ended December 31, 2014, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus. Statements contained in this prospectus concerning the provisions of documents are not necessarily complete, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy the registration statement and the reports and other information we file with the SEC at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-34736) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) prior to the completion of the offering covered by this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on June 1, 2015;

•	Our Current Reports on Form 8-K filed on February 10, 2016 and February 29, 2016; and

•	The description of our common stock contained in Amendment No. 4 to the Registration Statement on Form 10 filed on October 29, 2010, including any subsequent amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You can access these documents on our website at http://www.semgroupcorp.com or you may request a copy of these filings at no cost, by writing or telephoning us at the following address:

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Attention: Investor Relations

(918) 524-8100

Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

5,000,000 Shares

SemGroup Corporation

Class A Common Stock

Prospectus Supplement

                    , 2016

Barclays